Exhibit 10.46

Warner Chilcott Holdings Company, Limited

2005 Equity Incentive Plan

(Amended and Restated as of August 31, 2006)

i

Warner Chilcott Holdings Company, Limited

2005 Equity Incentive Plan

(Amended and Restated as of August 31, 2006)

Section 1. Purpose.

The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company and its Subsidiaries, and to promote the success of the Company’s business. Unless the context otherwise requires, capitalized terms used herein are defined in Section 17.

Section 2. Administration.

(a) Authority of the Board. The Plan shall be administered by the Board. The Board shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, subject to the terms and conditions of the Plan, including, without limitation, the right to construe and interpret the provisions of the Plan or any Award, to provide for any omission in the Plan, to resolve any ambiguity or conflict under the Plan or any Award, to accelerate vesting of or otherwise waive any requirements applicable to any Award, to extend the term or any period of exercisability of any Award, to modify the purchase price or exercise price under any Award, to establish terms or conditions applicable to any Award and to review any decisions or actions made or taken by the Board. All decisions, interpretations and other actions of the Board shall be final and binding on all participants and other persons deriving their rights from a participant. Notwithstanding anything to the contrary herein, no action taken by the Board shall adversely affect in any material respect the rights granted to any participant under any outstanding Award without the participant’s written consent. Notwithstanding anything to the contrary herein, the Board may, at its discretion, delegate its authorities under the Plan to any officer of the Company and may subject such delegation to such limits or parameters as it may determine and may revoke such delegation at will.

Section 3. Eligibility.

The Board is authorized to grant Awards to employees, directors and consultants of the Company or any Subsidiary of the Company. Employees who have been granted Awards shall be participants in the Plan with respect to such Awards.

Section 4. Shares Subject To Plan.

(a) Basic Limitation. Subject to the following provisions of this Section and Section 13, the maximum number of Class A Common Shares that may be issued pursuant to Awards under the Plan is 14,170,880 Class A Common Shares.

Class A Common Shares may only be authorized but unissued Class A Common Shares and, unless permitted under Bermuda law, may not be treasury Class A Common Shares.

(b) Additional Class A Common Shares. In the event that any outstanding Award expires, is cancelled or otherwise terminated, any rights to acquire Class A Common Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan. In the event that Class A Common Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, such Class A Common Shares shall again be available for the purposes of the Plan.

Section 5. Awards.

(a) Types of Awards. The Board may, in its sole discretion, make Awards of one or more of the following: Options, Share Appreciation Rights, Share Awards, Share Units and Dividend Equivalent Rights. The Company shall make Awards directly or cause one or more of its Subsidiaries to make Awards; provided, however, that the Company shall be responsible for causing any such Subsidiary to comply with the terms of any Award and the Plan.

(b) Award Agreements. Each Award made under the Plan shall be evidenced by a written agreement, and no Award shall be valid without any such agreement. An Award shall be subject to all applicable terms and conditions of the Plan and to any other terms and conditions which the Board in its sole discretion deems appropriate for inclusion in the Award agreement provided such terms and conditions are not inconsistent with the Plan. Accordingly, in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail. Prior to an Initial Public Offering, awards made to California participants shall also be subject to the applicable requirements set forth in Appendix I. Each agreement evidencing an Award shall provide, in addition to any terms and conditions required to be provided in such agreement pursuant to any other provision of this Plan, the following terms:

(i) Number of Class A Common Shares. The number of Class A Common Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 13 of the Plan.

(ii) Price. Where applicable, each agreement shall designate the price, if any, to acquire any Class A Common Shares underlying the Award, which price shall be payable in a form described in Section 11 and subject to adjustment pursuant to Section 13.

(iii) Vesting. Each Award agreement shall specify the dates and events on which all or any installment of the Award shall be vested and non-forfeitable. Notwithstanding the foregoing, upon a Change in Control any unvested Awards which are subject to a time-based vesting schedule shall be fully vested and non-forfeitable. Awards which are subject to a performance-based vesting schedule shall not be affected by a Change in Control, i.e. such awards shall not vest automatically upon a Change in Control.

(c) No Rights as a Shareholder. A participant, or a transferee of a participant, shall have no rights as a shareholder with respect to any Class A Common Shares covered by an Award until Class A Common Shares are actually issued in the name of such person (or if Class A Common Shares will be held in street name, to a broker who will hold such Class A Common Shares on behalf of such person).

Section 6. Options.

(a) Option Agreement. The Board may, in its sole discretion, grant Options. Each agreement evidencing an Award of Options shall contain the following information, which shall be determined by the Board, in its sole discretion:

(i) ISO/Nonstatutory Option. Each agreement shall designate an Option as either an ISO or a Nonstatutory Option (provided that an Option shall be a Nonstatutory Option unless the applicable award agreement specifically designates such Option as an ISO).

(ii) Exercisability. Each agreement shall specify the dates and events when all or any installment of the Option becomes exercisable.

(iii) Term. Each agreement shall state the term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof), which shall not exceed ten years from the date of grant or (in respect of an ISO) such shorter term as may be required by Section 6(b)(iii) below for Ten Percent Class A Common Shareholders.

(b) Special ISO Rules. The following rules apply to ISO grants in addition to any other rule that may apply under this Plan:

(i) ISO Participants. ISOs may only be granted to employees of the Company or a Subsidiary thereof.

(ii) Exercise Price. The exercise price of an ISO shall not be less than 100% of the Fair Market Value of a Class A Common Share on the date of grant or such higher price as may be required by Section 6(b)(iii) below for Ten Percent Class A Common Shareholders.

(iii) Ten Percent Class A Common Shareholders. An individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries (a “Ten Percent Class A Common Shareholder”) shall not be eligible for designation as a participant under an ISO unless (A) the exercise price is at least 110% of the Fair Market Value of a Class A Common Share on the date of grant and (B) the ISO is not exercisable after the expiration of five years from the date of grant. In determining stock ownership for purposes hereof, the attribution rules of Section 424(d) of the Code shall apply.

(iv) Dollar Limitation. The aggregate Fair Market Value of Class A Common Shares (determined as of the respective date or dates of grant) for which one or more Options granted to any participant under the Plan (or any other option plan of the Company or any Subsidiary thereof) may for the first time become exercisable as ISOs during any one calendar year shall not exceed the sum of $100,000. To the extent a participant holds two or more Options which become exercisable for the first time in the same calendar year, such Options shall qualify as ISOs on the basis of the order in which such Options were granted.

(v) Failure to Qualify. If all or a portion of an Award granted as an ISO fails (or later ceases to) qualify as an ISO, such Option or portion thereof shall be treated as a Nonstatutory Option.

Section 7. Share Appreciation Rights.

(a) Generally. The Board may, in its sole discretion, grant “Share Appreciation Rights”, including a concurrent grant of Share Appreciation Rights in tandem with any Option. A Share Appreciation Right means a right to receive a payment in cash, Class A Common Shares or a combination thereof in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a number of Class A Common Shares on the date the right is exercised over (ii) the Fair Market Value, or other specified valuation, of such Class A Common Shares on the date the right is granted. If a Share Appreciation Right is granted in tandem with or in substitution for an Option, the designated Fair Market Value in the Award agreement shall reflect the Fair Market Value of the Class A Common Shares underlying the Awards on the date the Option is granted.

(b) Share Appreciation Rights Award Agreement. Each agreement evidencing an Award of Share Appreciation Rights shall contain the following information, which shall be determined by the Board, in its sole discretion:

(i) Base Value. Each agreement shall specify the base value of the Class A Common Shares above which a participant shall be entitled to share in the appreciation in the value of such Class A Common Shares.

(ii) Exercisability. Each agreement shall specify the dates and events when all or any installment of the Share Appreciation Rights becomes exercisable.

(iii) Term. Each agreement shall state the term of each Share Appreciation Right (including the circumstances under which such Share Appreciation Right will expire prior to the stated term thereof), which shall not exceed ten years from the date of grant.

Section 8. Share Awards.

(a) Generally. The Board may, in its sole discretion, make “Share Awards” by granting or selling Class A Common Shares under the Plan. Each Share Award agreement shall set forth the applicable dates and/or events on which all or any portion of the Share Awards shall be vested and non-forfeitable. Payment in Class A Common Shares of all or a portion of any bonus under any other arrangement may be treated by the Board as an Award of Class A Common Shares under the Plan. A Share Award shall not be deemed made until accepted by a participant in a manner described by the Board at the time of grant.

(b) No Purchase Price Necessary. In lieu of a purchase price, and except as required by applicable law, a Share Award may be made in consideration of services previously rendered by a participant to the Company or its Subsidiaries thereof.

Section 9. Share Units.

(a) Generally. The Board may, in its sole discretion, grant “Share Units”, which in each case shall be a notional account representing Class A Common Shares. Each Share Unit agreement shall set forth the applicable dates and/or events on or after which all or any portion of the Share Unit Award may be settled.

(b) Settlement of Share Units. Share Units shall be settled in Class A Common Shares unless the agreement evidencing the Award expressly provides for settlement of all or a portion of the Share Units in cash equal to the value of the Class A Common Shares that would otherwise be distributed in settlement of such units. Class A Common Shares distributed to settle a Share Unit may be issued with or without payment or consideration therefor, except as may be required by applicable law or the Board in its sole discretion as set forth in the agreement evidencing the Award. The Board may, in its sole discretion, establish a program to permit participants to defer payments and distributions made in respect of Share Units.

Section 10. Dividend Equivalent Rights.

(a) Generally. The Board may, in its sole discretion, grant Dividend Equivalent Rights with respect to any Award.

(b) Settlement of Dividend Equivalent Rights. Dividend Equivalent Rights may be settled in cash, Class A Common Shares, or other securities or property, all as provided in the Award agreement. The Board may, in its sole discretion, grant share units, which in each case shall be a notional account representing Class A Common Shares. The Board may, in its sole discretion, establish a program to permit participants to defer payments and distributions made in respect of Dividend Equivalent Rights.

Section 11. Payment For Class A Common Shares.

(a) General Rule. The purchase price of Class A Common Shares issued under the Plan shall be payable in cash or personal check at the time when such Class A Common Shares are purchased, except as otherwise provided in this Section 11.

(b) Surrender of Class A Common Shares. At the sole discretion of the Board, all or any part of the purchase price and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of, Class A Common Shares that are already owned by the participant. Such Class A Common Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Award is exercised. The participant shall not surrender, or attest to the ownership of, Class A Common Shares in payment of any portion of the purchase price (or withholding) if such action would cause the Company or any Subsidiary thereof to recognize a compensation expense (or additional compensation expense) with respect to the applicable Award for financial reporting purposes, unless the Board consents thereto.

(c) Services Rendered. At the sole discretion of the Board, and except as required by applicable law, Class A Common Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary thereof prior to or after the Award.

(d) Net Exercise. At the sole discretion of the Board on or after an Initial Public Offering, payment of all or any portion of the purchase price under any Award under the Plan and any applicable withholding requirements may be made by reducing the number of Class A Common Shares otherwise deliverable pursuant to the Award by the number of such Class A Common Shares having a Fair Market Value equal to the purchase price.

(e) Exercise/Sale. At the sole discretion of the Board on or after an Initial Public Offering, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction (i) to a securities broker approved by the Company to sell Class A Common Shares and to deliver all or part of the sales proceeds to the Company, or (ii) to pledge Class A Common Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company, in each case in payment of all or part of the purchase price and any withholding requirements.

(f) Discretion of Board. Should the Board exercise its sole discretion to permit the participant to pay the purchase price under an Award in whole or in part in accordance with Section 11(b) through (e) above, it shall not be bound to permit such alternative method of payment for the remainder of any such Award or with respect to any other Award or participant under the Plan.

Section 12. Termination Of Service.

(a) Termination of Service. If a participant’s Service terminates for any reason, then the Award shall be subject to the rights of repurchase, and the other provisions, set forth in the written agreement with the participant governing such Award.

(b) Leave of Absence. For purposes of this Section 12, Service shall be deemed to continue while a participant is a bona fide leave of absence, if such leave is approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Board).

Section 13. Adjustment Of Class A Common Shares.

(a) General. If there shall be a Recapitalization, an adjustment shall be made to each outstanding Award such that each such Award shall thereafter be exercisable or payable, as the case may be, in such securities, cash and/or other property as would have been received in respect of Class A Common Shares subject to, or referenced by, such Award had such Award been exercised and/or settled in full immediately prior to such Recapitalization and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any Recapitalization, the Board will adjust, in a fair and equitable manner, the number of Class A Common Shares that may be issued under the

Plan, the number of Class A Common Shares subject to outstanding Awards, and the purchase price applicable to outstanding Awards to prevent dilution or enlargement of participants’ rights under the Plan and outstanding Awards. Should the vesting of any Award be conditioned upon the Company’s attainment of performance conditions, the Board may, in a fair and equitable manner, make such adjustments to the terms and conditions of such Awards and the criteria therein to recognize unusual and nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. Notwithstanding the foregoing, the Board shall not without a participant’s consent make any adjustment to an ISO that does not comply with the rules of Section 424(a) of the Code or would otherwise cause the ISO to fail to qualify as an ISO for purposes of Section 422 of the Code.

(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Subject to the terms of the applicable Award agreement, the agreement with respect to such merger or consolidation, without the participants’ consent, may provide for:

(i) The continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving entity) or by the surviving entity or its direct or indirect parent;

(ii) The substitution by the surviving entity or its direct or indirect parent of share awards with substantially the same terms and economic value for such outstanding Awards;

(iii) The acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Board, after reasonable advance written notice thereof to the holder of each such Award; or

(iv) The cancellation of all or any portion of such outstanding Awards; provided that, with respect to “in-the-money” Awards, such cancellation must be made in exchange for a cash payment of the excess of the fair market value of the Class A Common Shares subject to such outstanding Awards or portion thereof being canceled over the purchase price, if any, with respect to such Awards or portion thereof being canceled.

Section 14. Securities Law Requirements.

(a) Class A Common Shares Not Registered. Class A Common Shares shall not be issued under the Plan unless the issuance and delivery of such Class A Common Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, state or foreign securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Class A Common Shares under the Plan, and accordingly any certificates for Class A Common Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. Each participant and any person deriving its rights from any participant shall, as a condition to the purchase or issuance of any Class A Common Shares under the Plan, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of Class A Common Shares is not required to be registered under any applicable securities laws.

(b) California Participants. Prior to an Initial Public Offering, if an Award shall be made to a participant based in California, then such Award shall meet the additional requirements set forth in Appendix I.

(c) United Kingdom Participants: At any time, if an Award shall be made to a participant based in the United Kingdom, such Award shall be subject to the additional terms and conditions set forth in Appendix II.

Section 15. General Terms.

(a) Nontransferability of Awards. No Award may be transferred, assigned, pledged or hypothecated by any participant except in compliance with the terms of the agreement governing such Award. The exercisability of an Option or other right to acquire Class A Common Shares under the Plan by someone other than the participant shall be governed by the agreement pursuant to which such Option was granted.

(b) Restrictions on Transfer of Class A Common Shares. Any Class A Common Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, rights of first offer and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Award agreement and shall apply in addition to any restrictions that may apply to holders of Class A Common Shares generally.

(c) Withholding Requirements. As a condition to the receipt or purchase of Class A Common Shares pursuant to an Award, a participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such receipt or purchase. The participant shall also make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Class A Common Shares acquired pursuant to an Award.

(d) No Retention Rights. Nothing in the Plan or in any Award granted under the Plan shall confer upon a participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary thereof employing or retaining the participant) or of the participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(e) Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 16. Duration And Amendments.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors of the Company, subject to (i) the approval of the holders of a majority of the Class A Common Shares and (ii) any other shareholder approval required pursuant to the Sponsor Shareholders Agreement to the extent then in effect. If the requisite shareholder approvals set forth in the immediately preceding sentence to approve the Plan are not obtained within 12 months of its adoption by the Board of Directors of the Company, any Awards that have already been made shall be rescinded, and no additional Awards shall be made thereafter under the Plan. The Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board of Directors of the Company unless earlier terminated pursuant to Section 16(b) below.

(b) Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan (except as provided in Section 13) which increases the maximum number of Class A Common Shares available for issuance under the Plan in the aggregate, changes the legal entity authorized to make Awards under this Plan from the Company (or its successor) to any other legal entity or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to: (i) the approval of the holders of a majority of the Class A Common Shares and (ii) any other shareholder approval required pursuant to the Sponsor Shareholders Agreement to the extent then in effect. Except as may be required by the Sponsor Shareholders Agreement to the extent then in effect or as the Board may deem necessary or desirable in order to comply with any applicable law, approval of the holders of the Class A Common Shares shall not be required for any other amendment of the Plan.

(c) Effect of Amendment or Termination. Any amendment of the Plan shall not adversely affect in any respect any participant’s rights under any Award previously made or granted under the Plan without the participant’s consent. No Class A Common Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award granted prior to such termination. The termination of the Plan shall not affect any Awards outstanding on the termination date.

(d) Modification, Extension and Assumption of Awards. Within the limitations of the Plan, the Board may modify, extend or assume outstanding Awards or may provide for the cancellation of outstanding Awards in return for the grant of new Awards for the same or a different number of Class A Common Shares and at the same or a different price. The foregoing notwithstanding, no modification of an Award shall, without the consent of the participant, impair the participant’s rights or increase the participant’s obligations under such Award or impair the economic value of any such Award.

Section 17. Definitions.

(a) “Affiliate” shall mean, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

(b) “Award” shall mean the grant of an Option, Share Appreciation Right, Share Award, Share Unit, or Dividend Equivalent Right under the Plan.

(c) “Board” shall mean the Board of Directors of the Company, as constituted from time to time, or if such Board of Directors has appointed a Compensation Committee to administer the Plan that is composed of two or more directors, each of whom is both an “outside director” (within the meaning of Section 162(m) of the Code) and a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act), the Compensation Committee.

(d) “Change in Control” shall mean the occurrence of:

(i) any Person other than the Company, its Affiliates, an employee benefit plan or trust maintained by the Company or its affiliates, or the “Sponsors” (as defined in the Management Shareholders Agreement) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities (excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below);

(ii) at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the Board ceasing for any reason to constitute at least a majority thereof, unless the election by the Company’s shareholders of each new director during such twelve-month period was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such twelve-month period; or

(iii) the consummation of (A) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of assets of the Company having a total gross fair market value equal to more than 50% of the total gross fair market value of all assets of the Company immediately prior to such transaction or transactions.

(e) “Class A Common Share” shall mean one Class A ordinary share of the Company, par value $.01.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(g) “Company” shall mean Warner Chilcott Holdings Company, Limited, an exempted Bermuda limited company.

(h) “Dividend Equivalent Right” shall mean an Award that entitles the holder to receive for each eligible Class A Common Share that is subject to (or referenced by) such Award an amount equal to the dividends paid on one Class A Common Share at such time as dividends are otherwise paid to shareholders of the Company holding Class A Common Shares or, if later, when the Award becomes vested.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j) “Fair Market Value” shall mean the fair market value of a Class A Common Share, as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

(k) “Initial Public Offering” shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

(l) “ISO” shall mean an “incentive stock option” described in Section 422(b) of the Code.

(m) “Management Shareholders Agreement” shall mean that certain Management Shareholders Agreement dated as of the date hereof by and among the Company, Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited and the other parties thereto (as the same shall be amended, supplemented or modified from time to time) to the extent then in force.

(n) “Nonstatutory Option” shall mean a “stock option” not described in Sections 422(b) of the Code.

(o) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Class A Common Shares.

(p) “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(q) “Plan” shall mean this Warner Chilcott Holdings Company, Limited 2005 Equity Incentive Plan (Amended and Restated as of                     , 2006).

(r) “Public Offering” shall mean an underwritten public offering of Class A Common Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

(s) “Recapitalization” shall mean an event or series of events affecting the capital structure of the Company including, but not limited to, a share split, reverse share split, share dividend (subject to the exclusion below), spin-off, recapitalization, combination or reclassification of the Company’s securities, but shall exclude any share dividend to the extent the treatment of a stock dividend is covered in the agreement governing the Award.

(t) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(u) “Service” shall mean service as an employee, director or consultant of the Company or any Subsidiary thereof.

(v) “Sponsor Shareholders Agreement” means that certain Shareholders Agreement dated as of January 18, 2005, by and among the Company, Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited, Bain Capital Integral Investors II, L.P., DLJMB Overseas Partners III, C.V., J.P. Morgan Partners (BHCA), L.P., Thomas H. Lee (Alternative) Fund V; L.P. and the other parties thereto (as such agreement may be amended, modified or supplemented from time to time) to the extent then in effect.

(w) “Share Appreciation Right” shall have the meaning described in Section 7(a).

(x) “Share Award” shall have the meaning described in Section 8(a).

(y) “Share Unit” shall have the meaning described in Section 9(a).

(z) “Subsidiary” shall mean, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

Section 18. Miscellaneous.

(a) Choice of Law. All issues concerning the relative rights of the Company and any Participants with respect to each other shall be governed by the laws of Bermuda. All other issues concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect to the Plan shall be brought in the courts of the United States for the Southern District of New York.

(b) Execution. To record the adoption of the Plan by the Board of Directors of the Company, the Company has caused its authorized officer to execute the same.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:	/s/ Roger M. Boissonneault
	Name:	Roger M. Boissonneault
	Title:	President

APPENDIX I

CALIFORNIA SECURITIES LAW REQUIREMENTS.

The terms of this Appendix I apply only to Awards made prior to an Initial Public Offering that would be subject to Section 25110 of the California Corporations Code or any successor law but for the exemption contained in Section 25102(o) of the California Corporation Code (or any successor law). For purposes of determining the applicability of the California securities law requirements contained in this Appendix, all Awards shall be deemed made in the State in which the participant is principally employed by the Company or any Subsidiary thereof (as determined by the employer’s records) on the date of grant or issuance of the Award. Except as modified by the provisions of this Appendix I, all the other relevant provisions of the Plan shall be applicable to such Awards.

(i) Number of Securities. At no time shall the total number of securities issuable upon exercise of all outstanding Options and the total number of Class A Common Shares provided for under this or any share bonus or similar plan or agreement of the Company exceed the applicable percentage calculated in accordance with Title 10 California Code of Regulations, Chapter 3, Subchapter 2, Article 4, Subarticle 4, Section 260.140.45.

(ii) Exercise Price. The exercise price of an Option shall not be less than 85% of the Fair Market Value on the date of grant (110% of the Fair Market Value on the date of grant for an Option granted to Ten Percent Class A Common Shareholders).

(iii) Purchase Price. The purchase price of an Award of Class A Common Shares shall not be less than 85% of the Fair Market Value on the date of issuance (100% of the Fair Market Value on the date of issuance for an Award granted to Ten Percent Class A Common Shareholders).

(iv) Vesting and Exercisability. Except in the case of an Option granted to a consultant, officer of the Company (or any Subsidiary thereof), or any member of the Board of Directors of the Company, each Option shall become exercisable and vested with respect to at least 20% of the total number of Class A Common Shares subject to such Option each year, beginning no later than one year after the date of grant.

APPENDIX I - 1

(v) Repurchase Rights. Except in the case of an Award granted or issued to a consultant, officer of the Company (or any Subsidiary thereof), or any member of the Board of Directors of the Company, any rights of the Company to repurchase Class A Common Shares acquired under the Plan applicable to a participant whose Service terminates:

(A) Shall be exercised by the Company (if at all) within 90 days after the date the participant’s Service terminates (or for Class A Common Shares upon the exercise of an Award after Service terminates, within 90 days after the date of such exercise) and shall terminate on the date of an Initial Public Offering, and

(B) Shall lapse at the rate of at least 20% of the Class A Common Shares subject to such Award per year (regardless of the portion of the Award exercised or exercisable), with the initial lapse to occur no later than one year after the date of grant, to the extent the repurchase right permits repurchase at less than Fair Market Value. Any repurchase right shall not be exercisable for less than the original purchase price paid by a participant.

(vi) Limited Transferability Rights.

(A) A Nonstatutory Option or other right to acquire Class A Common Shares (other than an ISO) may, to the extent permitted by the Board, be assigned in whole or in part during the participant’s lifetime (1) as a gift to one or more members of the participant’s immediate family or (2) by instrument to an inter vivos or testamentary trust in which such Award is to be passed to beneficiaries upon the death of the trustor (settlor). The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

(B) Except as provided in Subsection (A) above, an Award may not be assigned or transferred other than by will or by the laws of descent and distribution following the participant’s death.

(vii) Financial Reports. The Company shall deliver a financial statement at least annually to each participant holding Awards or Class A Common Shares issued under the Plan, unless such participant is a key employee whose duties in connection with the Company assure such individual access to equivalent information.

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APPENDIX II

UNITED KINGDOM LAW REQUIREMENTS.

Any participant in the Plan who is based in the United Kingdom shall participate in the Plan on the following additional terms and conditions:

1.	It shall be a condition of issue of any Class A Common Shares that the participant must, if required by the Company, enter into an election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 in respect of any or all Class A Common Shares acquired by the participant under the Plan.

2.	In a case where the Company or an Affiliate or Subsidiary or any other person (the “Relevant Person”) is obliged to (or would suffer a disadvantage if they were not to) account for any tax (in any jurisdiction) by virtue of the receipt of any benefit under the Plan (whether in cash or Class A Common Shares) or for any social security contributions payable or assessable (which, unless the Board determines otherwise when the Award is made, shall not include secondary/employer’s National Insurance contributions in the UK) (together, the “Tax Liability”), the participant (or his personal representatives) must either:

(a)	make a payment to the Relevant Person of an amount equal to the Tax Liability; or

(b)	enter into arrangements acceptable to the Relevant Person to secure that such a payment is made (whether by authorising the sale of some or all of the Class A Common Shares on his behalf and the payment to the Relevant Person of the relevant amount out of the proceeds of sale or otherwise), and in this regard the participant (or his personal representatives) shall do all such things and execute such documents as the Relevant Person may reasonably require in connection with the satisfaction of the Tax Liability.

3.

An individual who participates in the Plan shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with the Company or any Subsidiary or Affiliate for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or

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law relating to taxation. An individual who is eligible to participate in the Plan shall have no right to participate in the Plan.

4.	Benefits under the Plan shall not form part of a Participant’s remuneration for any purpose and shall not be pensionable.

5.	By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, any trustee, registrars, brokers, other third party administrator or any person who obtains control of the Company (pursuant to a Change in Control) or acquires the company, undertaking or part-undertaking which employs the Participant, whether within or outside of the European Economic Area.

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